                                   Exhibit l.4

                              BINGHAM McCUTCHEN LLP
                                 150 Federal St.
                                Boston, MA 02110
                                  617.951.8000
                                617.951.8736 Fax
                                   bingham.com

                                January 29, 2004

Bell, Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

RE: Nuveen Tax-Advantaged Total Return Strategy Fund

Ladies and Gentlemen:

As special Massachusetts counsel for Nuveen Tax-Advantaged Total Return Strategy Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 on December 22, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the securities Act 1933.

                                Very truly yours,


                                /s/ Bingham McCutchen LLP
                                --------------------------------------
                                    Bingham McCutchen LLP